U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 16, 2007

(Date of Report—Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road

Arlington, Virginia 22201

(Address of Principal executive offices)(ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS.

In a press release dated May 16, 2007, CACI International Inc announced that it had completed the sale of $300 million in aggregate principal amount of its 2.125% convertible senior subordinated notes due 2014 in a private offering to qualified institutional buyers (QIBs) pursuant to Rule 144A under the Securities Act of 1933. The Company announced that it had used approximately $45.5 million of the net proceeds of the offering to repurchase one million shares of its common stock and approximately $27.9 million of such proceeds to pay the net cost of previously announced convertible note hedge transactions and warrant transactions.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1	Press release announcing completion of a private offering of $300 million of 2.125% convertible senior subordinated notes due 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

	By:	/s/ Arnold D. Morse
Dated: May 17, 2007		Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary